EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Jerome Griffith, Chief Executive Officer of Lands’ End, Inc. (the “Company”) and James Gooch, President and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2022 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2022

/s/ Jerome Griffith
Jerome Griffith
Chief Executive Officer (Principal Executive Officer)

March 24, 2022

/s/ James Gooch
James Gooch
President and Chief Financial Officer (Principal Financial Officer)